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                                                                  EXHIBIT 10.37


                                 LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is made and entered into as of December 2, 1998, by and between eSoft, Inc., a Delaware corporation ("Lender"), and Apexx Technology, Inc., an Idaho corporation ("Borrower"), and is being executed in conjunction with a $500,000.00 revolving line of credit loan from Lender to Borrower.

                                    RECITALS

         WHEREAS, Borrower has requested Lender to provide a line of credit to be utilized by Borrower for working capital in the conduct of Borrower's business, and Lender has agreed to provide short-term financing to the Borrower pursuant to the terms hereof.

         WHEREAS, the line of credit provided hereby shall terminate on May 1, 1999 and all sums due and owing thereunder shall be payable by Borrower on or before August 1, 1999.

         WHEREAS, Lender and Borrower desire hereby to set forth the terms and conditions upon which the short term financing will be completed.

         NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. WORKING CAPITAL LINE OF CREDIT. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower on a revolving basis (the "Working Capital Line of Credit") in one or more Advances (as defined below) from time to time to provide working capital for Borrower; provided, however, that Lender shall not be obligated to make Advances under the Working Capital Line of Credit if the amount of such Advance, together with the then outstanding principal balance of that certain Secured Promissory Note of even date herewith made by Borrower and payable to Lender in the principal amount of $500,000.00 (the "Note"), would exceed $500,000.00. Borrower shall give Lender ten (10) business days prior written notice of each requested draw under the Working Capital Line of Credit. All Advances under the Working Capital Line of Credit shall bear interest at the rate specified from time to time in the Note. At the request of Borrower, Lender shall consider increasing the amount of the Working Capital Line of Credit to $1,000,000; provided, however, that no such increase shall occur without the express written consent and agreement of the Boards of Directors of both Borrower and Lender.

         2. GUARANTY. The obligations of the Borrower under the Note will be guaranteed by Mr. Tom Loutzenheiser (collectively, the "Shareholder") pursuant to a Guaranty in form and substance satisfactory to Lender (the "Guaranty"). The Guaranty shall be secured by a pledge of all shares (the "Pledged Shares") of Borrower's Common Stock, no par value, held by the Shareholder. The Guaranty shall be a non-recourse obligation of the Shareholder, and Lender's sole recourse against the Shareholder upon an Event of Default (as defined herein) shall be to exercise its right to proceed against the Pledged Shares. Lender's security interest in the Pledged Shares will be evidenced by stock pledge agreements and other documentation necessary, in Lender's sole discretion, to perfect and evidence Lender's security interest in the Pledged Shares (collectively, the "Pledge Documents").


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         3. SECURITY. The obligations of the Borrower under the Note will be further secured by a second priority security interest in all of Borrower's right, title and interest in and to any of its tangible or intangible property and assets, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising, wherever located, including, without limitation, all accounts, chattel paper, documents, contracts, licenses, equipment, fixtures, general intangibles, goods, instruments, intellectual property rights, inventory and money, together with all after-acquired property, replacements and substitutions thereof and all proceeds from any sale thereof (collectively, the "Collateral"). Such security interests will be evidenced by any filings, recordations, approvals, certificates, assignments, and other documentation necessary, in Lender's sole discretion, to perfect and evidence Lender's security interest in the Collateral (collectively, the "Security Documents").

         4. CONDITIONS TO ADVANCES. Lender shall have no obligation to make any Advances under the Working Capital Line of Credit unless each of the following conditions shall have been met to Lender's satisfaction.

            (a) Lender shall have received duly executed originals of this Agreement, the Note, the Guaranty, the Pledge Documents and the Security Documents (collectively, the "Loan Documents"), and Lender shall have a valid and perfected (1) first priority security interest in the Pledged Shares in accordance with the terms of the Pledge Documents, and (2) second priority security interest in the Collateral in accordance with the terms of the Security Documents;

            (b) Lender shall have received certified copies of resolutions of the Board of Directors of Borrower authorizing or ratifying the execution, delivery, and performance of this Agreement, the Note, and the Security Documents;

            (c) Borrower shall have received the consent of Idaho Independent Bank (the "Bank") to the execution and delivery of the Loan Documents;

            (d) Lender shall have received such other documents as Lender has reasonably requested;

            (e) No Event of Default, or default or event that, with notice or the passage of time or both, would become an Event of Default, shall have occurred and be continuing;

            (f) The representations and warranties of Borrower and the Shareholder contained in the Loan Documents, shall be true and correct as of the date the requested Advance is to be made, with the same effect as though made on such date;

            (g) Except for litigation and proceedings disclosed in writing to Lender on or prior to the date of this Agreement, no litigation, arbitration proceeding, or governmental proceeding shall be pending or known to be threatened against Borrower or the Shareholder


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         that, in the opinion of Lender, could materially and adversely affect the financial condition or business of Borrower or materially impair the ability of Borrower or the Shareholder to perform their respective obligations under the Loan Documents; and

            (h) No material adverse change shall have occurred in the financial condition of Borrower.

         5. ADVANCES UNDER LINE OF CREDIT NOTE.

            (a) Each time that Lender funds a draw by Borrower under the Working Capital Line of Credit, such funding shall be deemed to be an advance of loan proceeds under the Note (individually, an "Advance" and collectively, "Advances"). The date and amount of all Advances and of each repayment or prepayment of principal on the Note received by Lender shall be recorded by Lender on a schedule attached to the Note absent manifest error. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount owing and unpaid on the Note. The failure to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Note to repay the unpaid principal amount of the Note, together with all interest accruing thereon.

            (b) If at any time the principal balance of the Note exceeds $500,000.00, Borrower shall promptly make a principal payment to Lender in the amount of such excess, unless Lender otherwise agrees in writing (at its sole and absolute discretion), in which case such additional amounts shall be treated as additional extensions of credit under the Note and shall be subject to the terms and provisions of the Loan Documents.

            (c) All payment of principal, or interest on, the Note and all payments of any fees due to Lender shall be made in immediately available funds by Borrower to Lender. All such payments shall be made to Lender not later than 2:00 p.m. Mountain Time on the date due. Funds received after that hour shall be deemed to have been received by Lender on its next succeeding business day.

         6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that the following are true and correct and agrees with Lender as follows:

            (a) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho, and is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of the business transacted by it or the nature of the property owned or leased by it makes such qualification appropriate. Borrower has full corporate power to own its property and to carry on its business as described in that certain Business Plan of Borrower dated October 1, 1998 (the "Business Plan"), a copy of which has been provided to Lender.




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            (b) Except as set forth on Schedule 6(b) to this Agreement,
         Borrower has full power, authority and legal right to execute, deliver, observe and perform the terms of this Agreement, the Note and the Security Documents, and to incur the obligations provided for herein and therein. Neither Borrower's execution and delivery of this Agreement, the Note and the Security Documents nor the performance or observance by Borrower of the provisions thereof, violates any provisions of Borrower's charter documents, or constitute a default thereunder. The execution and delivery of the Guaranty and the Pledge Documents, and the performance or observance by the Shareholder of the provisions thereof, do not violate any provisions of Borrower's charter documents, or constitute a default thereunder. Except as set forth on Schedule 6(b) to this Agreement, no authorization, consent or approval by any entity, person or class of persons is required as a condition to the execution, delivery or performance of the Loan Documents. Except as set forth on Schedule 6(b) to this Agreement, no notice to or filing with any entity or person is required in connection with the execution, delivery or performance of the Loan Documents.

            (c) This Agreement, the Note and the Security Documents have been duly executed and delivered by Borrower, and each constitutes valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.

            (d) Except as set forth on Schedule 6(d) to this Agreement, there is no litigation, arbitration proceeding or governmental proceeding pending or, to the knowledge of Borrower, threatened, against Borrower or the Shareholder that could materially and adversely affect the financial condition or business of Borrower or materially impair the ability of Borrower or the Shareholder to perform their respective obligations under the Loan Documents.

            (e) The execution, delivery and performance of the Loan Documents will not result in the creation of any other encumbrance or charge upon any asset of Borrower pursuant to the terms of any other agreement. Except as set forth on Schedule 6(e) to this Agreement, no provision of any existing agreement, mortgage, indenture, or contract binding on Borrower or affecting its property is in effect that would in any way prevent the execution, delivery, or carrying out of the terms of the Loan Documents.

            (f) Borrower has filed all United States or state income tax returns and all other material tax returns that are required to be filed by it or has received valid extensions of the due date thereof, in which case Borrower shall file such returns on or before the date to which such filing has been extended, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower.

            (g) All of the financial statements and information of Borrower delivered to Lender as of the date of this Agreement are complete and correct in all material respects and have been prepared from the books and records of Borrower, which are true and correct in all material respects. All financial statements and information of Borrower that are delivered





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         to Lender after the date of this Agreement will be complete and correct in all material respects and will be prepared in accordance with generally accepted accounting principles consistently applied and will fairly present the financial condition of Borrower as of the dates of such statements and information and the results of its operations for the periods then ended. No event or condition has occurred that reasonably could be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement, the Note or the Security Documents.

            (h) Borrower has complied in all material respects with all applicable local, state and federal laws, and Borrower is not aware of any investigation of Borrower, its business or any of its assets underway by any local, state or federal agency with respect to enforcement of such laws and regulations. Borrower has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority concerning or pertaining to Borrower or its business or assets.

            (i) The representations and warranties of Borrower contained in the Loan Documents shall survive delivery of this Agreement and the other Loan Documents and the Advances.

         7. GENERAL COVENANTS. Until the final payment in full of the Note and performance of all other obligations of Borrower hereunder and under each of the other Loan Documents, Borrower covenants and agrees with Lender as follows:

            (a) Within thirty (30) days after the end of each calendar month, Borrower will furnish Lender with unaudited financial statements of Borrower certified by its president and prepared in accordance with generally accepted accounting principles;

            (b) Except as otherwise specifically permitted in the Security Documents, Borrower shall not, nor permit any of its subsidiaries or affiliates to (1) sell, assign, convey, lease or otherwise dispose of all or any part of its assets or securities, or grant the option or any other right to purchase, lease or otherwise acquire any part of its assets or securities, except in the ordinary course of Borrower's business, (2) dissolve, liquidate or otherwise cease to do business, or (3) merge or consolidate with any person;

            (c) Neither Borrower nor any subsidiary thereof shall create, assume or suffer to exist any mortgage, lien, encumbrance or other security interest on the Collateral, other than those existing on the date hereof, created under the Security Documents or consented to by Lender;

            (d) Borrower will maintain adequate books and records and permit representatives of Lender to inspect such books and records at reasonable times;




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            (e) Borrower shall maintain and preserve the Collateral in the ordinary course of business;

            (f) Borrower shall comply in all material respects with all agreements to which it is a party or pertaining to the Collateral;

            (g) Other than Advances incurred under the Working Capital Line of Credit, and indebtedness under Borrower's lines of credit with the Bank not to exceed $200,000 in the aggregate at any one time, Borrower shall not incur any additional indebtedness for borrowed money;

            (h) Borrower shall preserve and maintain its corporate existence, and shall be and remain qualified to do business as a foreign corporation and be in good standing in each jurisdiction in which such qualification is appropriate or desirable in view of its business or operations or the ownership of the Collateral;

            (i) Borrower shall comply at all times and in all material respects with all valid and applicable statutes, rules and regulations of the United States of America, of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdictions applicable to it, and the provisions of permits, licenses and any other authorizations issued to it, except where noncompliance would not have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents;

            (j) Borrower and Shareholder, at Borrower's cost, shall take all actions necessary or reasonably requested by Lender to maintain the Pledge Documents or the Security Documents in full force and effect and enforceable in accordance with their respective terms, including
         (1) making filings and recordations, (2) making payments of fees and other charges, (3) issuing supplemental documentation, including continuation statements, and (4) taking all actions necessary or reasonably requested by the Lender to ensure that (A) the Pledged Shares are and remain subject to a valid and enforceable first-ranking lien and security interest in favor of Lender, and (B) the Collateral is and remains subject to a valid and enforceable second-ranking lien and security interest in favor of the Lender.

            (k) Borrower will pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and government charges or levies imposed upon it or upon its income or profits, its payroll, or upon any of its assets, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the filing of a lien or charge upon any of its assets; provided, however, that Borrower shall not be required to pay a discharge or to cause to be paid and discharged any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside adequate reserves with respect to any such tax, assessment, charge, levy, or claim so contested;




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            (l) Borrower will not allow any default to occur under any of its indebtedness existing from time to time; and

            (m) Borrower shall at all times maintain insurance providing such coverage and in such amounts as may be acceptable to Lender and naming Lender as an additional insured party. Each such policy of insurance shall provide that coverage may not be canceled without thirty (30) days prior written notice to Lender.

         8. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "Event of Default") under the terms of this Agreement, and thereupon Lender, at its option, may declare all obligations of Borrower immediately due and payable and thereafter Lender shall have no duty to make any Advance of the Working Capital Line of Credit. Borrower expressly waives the rights of protest, presentment, demand, notice of intent to accelerate, and notice of acceleration, and Lender will not lose any of its rights hereunder, through delay on its part in presenting complaints, partial exercise of its rights, or through failure to exercise such rights.

            (a) Borrower shall fail to make any payment of principal or interest within three (3) days of the due date on any indebtedness to Lender;

            (b) Borrower or the Shareholder shall default in the performance of any of the terms, conditions, or covenants in the Loan Documents, and such default continues for more than ten (10) business days after Lender gives Borrower or the Shareholder written notice of such default;

            (c) An involuntary case or other proceeding shall be commenced against Borrower or the Shareholder that seeks liquidation, reorganization, or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days, or an order for relief against Borrower or the Shareholder shall be entered in any case under the United States Federal Bankruptcy Code;

            (d) Borrower or the Shareholder shall commence a voluntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to, pay its debts as they become due, or shall take any action to authorize or effect any of the foregoing;





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            (e) Borrower shall discontinue its business or permit any change to be made in the character of its business as carried on at the date hereof that would have a material adverse effect on the financial condition of Borrower;

            (f) Any change shall occur in the ownership of Borrower;

            (g) Any representation or warranty of Borrower or the Shareholder in any Loan Document shall be determined to be false or incorrect in any material respect at the time it was made;

            (h) An order, judgment, or decree shall be entered against Borrower that could have any material adverse effect upon Borrower or its financial condition or business operations and shall continue unstayed and in effect for a period of ten (10) business days; or

            (i) Any order, judgment, or decree shall be entered against the Shareholder that could restrain, limit or prohibit the Shareholder from performing its obligations under the Guaranty or the Pledge Documents and shall continue unstayed and in effect for a period of ten (10) business days.

         9. REMEDIES. Upon the occurrence of an Event of Default, Lender shall have the right to:

            (a) Immediately declare all unpaid principal and accrued and unpaid interest on the Note and all other amounts payable hereunder due and payable, without demand for payment, presentment for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notices of any kind, each of which is hereby expressly waived by Borrower;

            (b) Terminate its obligation to make any Advance that has not been made as of the date of such Event of Default;

            (c) Pursue any other remedies available to Lender under the Loan Documents, and under applicable laws and legal and equitable remedies.

         10. TERMINATION OF WORKING CAPITAL LINE OF CREDIT. The Working Capital Line of Credit shall terminate on May 1, 1999, and no further Advances thereunder shall be made on or after such date.

         11. SUBORDINATION. Lender covenants and agrees that the payment of the principal of and interest on the Note is hereby expressly subordinated in right of payment to the prior payment in full of all indebtedness under Borrower's lines of credit with the Bank not to exceed $200,000 in the aggregate principal amount, together with accrued and unpaid interest.




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         12. MISCELLANEOUS.

             (a) Payment of Expenses. Borrower agrees to and shall pay all costs and expenses of and associated with the transactions contemplated hereby and shall reimburse Lender for all such costs and expenses, including without limitation, the reasonable fees, costs and expenses of Lender's legal counsel.

             (b) Subordination Documents. Lender agrees to cooperate with Borrower to obtain the consent of the Bank to the transactions contemplated by this Loan Agreement, and Lender agrees to execute and deliver such documents and agreements as the Bank may reasonably request to reflect the subordination of the liens created by the Security Documents to the liens held by the Bank.

             (c) Waivers. Borrower expressly waives any presentment, demand, protest, or other notice of any kind. No notice to or demand on Borrower or the Shareholder in any case shall, of itself, entitle Borrower or the Shareholder to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair any such right or power to be construed as a waiver thereof or any acquiescence therein, or shall any single or partial exercise or any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

             (d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered personally, by reputable overnight courier or by confirmed telecopy; if to the Borrower or the Shareholder, to 506 South 11th Street, Boise, Idaho 83702, Attention:Tom Loutzenheiser, Telecopy number (208) 336-9445; if to the Lender, to 5335-C Sterling Drive, Boulder, Colorado 80301,
         Attention: President, Telecopy number (303) 444-1620; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party.

             (e) Amendment. This Agreement may be amended, modified, or supplemented only by the written agreement of the parties hereto.

             (f) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without the prior written consent of Lender.

             (g) Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

             (h) Entire Agreement. The Loan Documents embody the entire agreement and understanding of the parties hereto, and supersede all prior agreements or understandings





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         (whether written or oral), with respect to the subject matter hereof.
         There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to in the Loan Documents.

             (i) Governing Law. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Colorado without regard to its conflicts of laws doctrines.

             (j) Severability and Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provisions there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable and that shall not be more restrictive than the one severed herefrom.

             (k) Gender and Number. Wherever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

             (l) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  BORROWER:

                                  APEXX TECHNOLOGY, INC.
ADDRESS:

506 South 11th Street             By: /s/ Tom Loutzenheiser
Boise, Idaho 83702                   ------------------------------------------
                                  Name:  Tom Loutzenheiser
                                  Title: President and Chief Executive Officer




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                                  LENDER:

                                  eSOFT, INC.
ADDRESS:

5335-C Sterling Drive             By: /s/ Jeffrey Finn
Boulder, Colorado  80301             ------------------------------------------
                                  Name:  Jeffrey Finn
                                  Title: President and Chief Executive Officer






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